GTT Reports Second Quarter 2015 Financial Results
Revenue Nearly Doubles Year-over-Year to $95.1 Million
Adjusted EBITDA Grows 128% Year-over-Year to $19.5 Million
Adjusted EBITDA Margin Reaches 20.5%
McLean, VA, August 6, 2015 - GTT Communications, Inc. (“GTT”) (NYSE: GTT), the leading global cloud networking provider to multinational clients, today announced its financial results for the second quarter ended June 30, 2015. Highlights include:
Second Quarter

•	Revenue increased 97.9% from second quarter 2014.

•	Gross margin expanded by approximately 720 basis points to 45.9% compared to 38.7% in second quarter 2014.

•
Adjusted Earnings before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased by 127.9% to $19.5 million compared to $8.6 million in the second quarter of 2014. Adjusted EBITDA margin expanded by approximately 270 basis points to 20.5% compared to 17.8% in the second quarter of 2014.

•
Unlevered Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $16.6 million, compared to $7.6 million in the second quarter of 2014; capital expenditures were $2.9 million in the second quarter of 2015 and $0.9 million in the second quarter of 2014.

•	Using constant currency from the second quarter of 2014, second quarter 2015 Revenue would have been $3.7 million higher and Adjusted EBITDA would have been $0.8 million higher than reported.

*See “Annex A: Non-GAAP Financial Information-Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA
“Over the past year, we have significantly increased our scale and enhanced the value proposition for our multinational clients through the addition and successful integration of UNSi and MegaPath Managed Services," stated Rick Calder, GTT President and CEO. “As a result, second quarter revenue nearly doubled, Adjusted EBITDA margin stepped up to

20.5%, and unlevered free cash flow grew by 118%. The MegaPath integration is proceeding well, and we are on track to complete this process by the end of the third quarter and achieve a target post-synergy EBITDA multiple of 5x or better. As we move into the second half of the year, we are well positioned for growth as the emerging leader in serving the unique cloud networking needs of multinational clients with simplicity, speed and agility.”
On a sequential basis, second quarter 2015 revenue increased 52.5% from first quarter 2015, and second quarter 2015 Adjusted EBITDA increased 75.1% compared to first quarter 2015, driven primarily by the acquisition of the MegaPath Managed Services business on April 1, 2015. Foreign currency translation had a minimal impact on second quarter 2015 results of operations compared to first quarter 2015.
“GTT delivered strong growth and margin expansion in the second quarter,” stated Mike Sicoli, Chief Financial Officer. “GTT remains well positioned to deliver continued revenue and EBITDA growth in the second half of the year, as we complete the integration of MegaPath’s managed services business and drive results from our organic growth initiatives. We are now closer than ever to our previously stated next financial objectives of $400 million in revenue and $100 million in Adjusted EBITDA.”
Conference Call Information
GTT will hold a conference call on Thursday, August 6, 2015 at 10:00 A.M. Eastern Time to discuss its results for the quarter ended June 30, 2015. To participate in the live conference call, interested parties may call dial +1.888.389.5988 or +1.719. 325.2469, using the passcode 8100899 and ask for the GTT call, or listen via webcast at www.gtt.net.
A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.888.203.1112 or +1.719.457.0820 and using the passcode 8100899. The webcast will be archived in the investor relations section of the company’s web site.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of GTT Communications, Inc., with respect to current events and financial performance. From time to time, GTT Communications, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements.

You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.
About GTT
GTT’s global Tier1 IP network connects to any location in the world and with any application in the cloud. Our cloud networking services provide a better way for multinational clients to reach the cloud. Clients trust us to deliver secure solutions with simplicity, speed and agility. For more information, visit www.gtt.net.

GTT Media Inquiries:                            GTT Investor Relations:
Ann Rote                                Jody Burfening/Carolyn Capaccio, LHA
+1.703.677.9941                            +1.212.838.3777
ann.rote@gtt.net                            ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue:
Telecommunications services	$95,076	$48,054	$157,429	$95,523

Operating expenses:
Cost of telecommunications services provided	51,461	29,454	89,157	59,342
Selling, general and administrative expense	28,988	10,692	43,858	20,348
Severance, restructuring and other exit costs	7,747	—	7,747	—
Depreciation and amortization	12,344	5,476	19,842	11,032

Total operating expenses	100,540	45,622	160,604	90,722

Operating (loss) income	(5,464)	2,432	(3,175)	4,801

Other expense:
Interest expense, net	(3,168)	(2,584)	(4,749)	(4,994)
Loss on debt extinguishment	(1,056)	—	(1,056)	—
Other (expense) income, net	(1,043)	589	(1,091)	(8,289)

Total other expense	(5,267)	(1,995)	(6,896)	(13,283)

(Loss) income before income taxes	(10,731)	437	(10,071)	(8,482)

Provision for (benefit from) income taxes	383	(539)	(24)	206

Net (loss) income	$(11,114)	$976	$(10,047)	$(8,688)

(Loss) earnings per share:
Basic	$(0.32)	$0.04	$(0.29)	$(0.35)
Diluted	$(0.32)	$0.04	$(0.29)	$(0.35)

Weighted average shares:
Basic	34,835,154	25,635,607	34,392,392	24,556,245
Diluted	34,835,154	27,481,607	34,392,392	24,556,245

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except for share and per share data)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$19,421	$49,256
Accounts receivable, net of allowances of $1,320 and $878, respectively	45,933	29,328
Deferred contract costs	4,011	2,351
Prepaid expenses and other current assets	4,050	3,913
Total current assets	73,415	84,848
Property and equipment, net	42,071	25,184
Intangible assets, net	96,387	58,630
Other assets	10,376	7,933
Goodwill	175,945	92,683
Total assets	$398,194	$269,278
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,903	$20,336
Accrued expenses and other current liabilities	55,909	35,464
Short-term capital leases	1,667	—
Short-term debt	11,500	6,188
Deferred revenue	14,340	8,340
Total current liabilities	98,319	70,328
Long-term capital leases	1,850	—
Long-term debt	215,625	117,438
Other long-term liabilities	5,351	3,946
Total liabilities	321,145	191,712
Commitments and contingencies (note 12)
Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 34,887,904 and 33,848,543 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	3	3
Additional paid-in capital	178,178	167,678
Accumulated deficit	(99,252)	(89,205)
Accumulated other comprehensive loss	(1,880)	(910)
Total stockholders' equity	77,049	77,566
Total liabilities and stockholders' equity	$398,194	$269,278

ANNEX A: Non-GAAP Financial Information

GTT provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA ; unlevered Free Cash Flow and revenue and gross margin in constant currency. EBITDA, Adjusted EBITDA and unlevered Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude costs associated with employee terminations, stock-based compensation, and certain non-cash or non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures used by management for planning and forecasting future periods. GTT further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures, although GTT’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.

In addition to Adjusted EBITDA, GTT management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance, rather than a cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. Management also assesses Revenue and Gross Margin in constant currency, whereby management translates the current period revenue, cost of revenue and resulting gross margin using the average exchange rate of the comparable historic period (i.e., the three months ended June 30, 2015 is translated using the average foreign currency exchange rate from the three months ended June 30, 2014).

The following is a reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow from Net Loss (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net (loss) income	(11,114)	976	(10,047)	(8,688)
Provision for (benefit from) income taxes	383	(539)	(24)	206
Interest and other income	4,211	1,995	5,840	13,283
Loss on debt extinguishment	1,056	—	1,056	—
Depreciation and amortization	12,344	5,476	19,842	11,032
EBITDA	6,880	7,908	16,667	15,833
Severance, restructuring and other exit costs	7,747	—	7,747	—
Transaction and integration costs	2,551	—	2,551	—
Non-cash compensation	2,336	656	3,695	1,145
Adjusted EBITDA	$19,514	$8,564	$30,660	$16,978

Purchases of property and equipment	$(2,879)	$(925)	$(6,310)	$(2,644)
Unlevered Free Cash Flow	$16,635	$7,639	$24,350	$14,334

# # # end # # #